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                                                        EXHIBIT 1
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                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                           Citigroup Global Markets Inc. is a broker or dealer registered under Section 15 of the Act (15 U.S.C. 78o).

                           Citigroup Alternative Investments LLC and Citigroup Private
                           Equity (Offshore) LLC are chartered in Delaware and
                           headquartered in New York, New York.

                           The undersigned hereby affirms the identification of the
                           subsidiaries which acquired the security holdings reported in this Schedule 13G.


                           Date: April 24, 2007



                                   CITIGROUP INC.


                                   By: /s/ Riqueza V. Feaster
                                   -------------------------------------
                                   Name:  Riqueza V. Feaster
                                   Title: Assistant Secretary

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